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                                UTILICORP UNITED INC.
                STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                      Exhibit 11

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
(In thousands except per share amounts)     Three Months Ended  Nine  Months Ended
                                                September 30,      September 30,
                                               1997     1996      1997       1996
                                            ------------------  -------------------
    Earnings Available for Common Shares:

(a) Income before extraordinary item         $24,894  $13,576   $102,783    $76,184

(b) Extraordinary item                            --       --     (7,200)        --
                                            ------------------  -------------------
(c) Primary Earnings Available                24,894   13,576     95,583     76,184

    Elimination of interest on convertible
      subordinated debenture, net of tax          62       80        199        245
                                            ------------------  -------------------
(d) Fully Diluted Earnings Available         $24,956  $13,656   $ 95,782    $76,429
                                            ------------------  -------------------
                                            ------------------  -------------------

    Weighted Average Common Shares
      Outstanding:

(e) Primary weighted average shares
      outstanding, as reported                53,756   46,595     53,564     46,510
    Assumed conversion of convertible
      subordinated debenture                     254      315        277        325
                                            ------------------  -------------------
(f) Fully Diluted Weighted Average Shares
    Outstanding                               54,010   46,910     53,841     46,835
                                            ------------------  -------------------
                                            ------------------  -------------------
    Earnings Per Common Share:
      Income before extraordinary item (a/e)    $.46     $.29      $1.91      $1.64
      Extraordinary item (b/e)                    --       --       (.13)        --
                                            ------------------  -------------------
      Primary Earnings Available                $.46     $.29      $1.78      $1.64
      Fully Diluted (d/f)                       $.46     $.29      $1.78      $1.63
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